EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-65786 of Datawatch Corporation on Form S-8 of our report on Guildsoft Limited dated 20 January 1997, appearing in this Form 8-K/A Amendment No. 1 to the Form 8-K Current Report dated January 21, 1997.

/s/ Deloitte & Touche
DELOITTE & TOUCHE

January 20, 1997




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